                                                                  EXECUTION COPY

                                CREDIT AGREEMENT
                            Dated as of June 30, 1999

                                      Among

                             AVIS RENT A CAR, INC.,
                                   the LENDERS
                                 parties hereto
                               from time to time,
                            THE CHASE MANHATTAN BANK,
                          LEHMAN COMMERCIAL PAPER INC.
                                       And
                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.

      Definitions ...........................................................2
                  SECTION 1.01  Defined Terms................................2
                  SECTION 1.02  Classification of Loans and Borrowings......29
                  SECTION 1.03  Terms Generally.............................29
                  SECTION 1.04  Accounting Terms; GAAP......................29

ARTICLE II.

      Amount and Terms of the Revolving Credit Commitments,
      Additional Revolving Loans and Term Loan Commitments .................30
                  SECTION 2.01  Revolving Credit Commitments................30
                  SECTION 2.02  Revolving Loans and Borrowings..............30
                  SECTION 2.03  Requests for Revolving Borrowings...........30
                  SECTION 2.03A  Additional Revolving Loans.................31
                  SECTION 2.04  Term Loan Commitments.......................32
                  SECTION 2.05  Term Loans and Borrowings...................32
                  SECTION 2.06  WC Letters of Credit........................33
                  SECTION 2.07  Funding of Borrowings ......................39
                  SECTION 2.08  Interest Elections..........................39
                  SECTION 2.09  Termination and Optional and Mandatory
                                Reduction of Revolving Credit Commitment....41
                  SECTION 2.10  Scheduled Repayment of Loans; Evidence
                                of Debt ....................................41
                  SECTION 2.11  Optional and Mandatory Prepayment of Loans..43

ARTICLE III.

      Amount and Terms of the CE Letters of Credit..........................44
                  SECTION 3.01  General.  ..................................44
                  SECTION 3.02  Requests for CE Letter of Credit............45
                  SECTION 3.03  Expiration Date.............................45
                  SECTION 3.04  Participations..............................45
                  SECTION 3.05  Reimbursement by Borrower...................46
                  SECTION 3.06  Replacement of the CE Issuing Bank..........48
                  SECTION 3.07  Special Liquidity Draw......................48
                  SECTION 3.08  Conversion of CE Disbursements..............49

                                                                          Page
                                                                          ----

ARTICLE IV.

      General Provisions....................................................49
                  SECTION 4.01  Fees........................................49
                  SECTION 4.02  Interest....................................50
                  SECTION 4.03  Alternate Rate of Interest..................51
                  SECTION 4.04  Increased Costs.............................51
                  SECTION 4.05  Break Funding Payments......................52
                  SECTION 4.06  Taxes.......................................53
                  SECTION 4.07  Payments Generally; Pro Rata Treatment;
                                Sharing of Set-offs.........................54
                  SECTION 4.08  Mitigation Obligations; Replacement of
                                Lenders.....................................56

ARTICLE V.

      Representations and Warranties........................................57
                  SECTION 5.01  Organization; Powers........................57
                  SECTION 5.02  Authorization; Enforceability...............57
                  SECTION 5.03  Approvals; No Conflicts.....................57
                  SECTION 5.04  Financial Condition; No Material Adverse
                                Change .....................................58
                  SECTION 5.05  Properties..................................58
                  SECTION 5.06  Litigation and Environmental Matters........59
                  SECTION 5.07  Compliance with Laws and Agreements.........59
                  SECTION 5.08  Investment and Holding Company Status.......59
                  SECTION 5.09  Taxes.......................................59
                  SECTION 5.10  ERISA.......................................59
                  SECTION 5.11  Disclosure..................................60
                  SECTION 5.12  Federal Regulations.........................60
                  SECTION 5.13  The Security Documents......................60
                  SECTION 5.14  Pledged Stock...............................61
                  SECTION 5.15  Real Estate Matters.........................61
                  SECTION 5.16  Subsidiaries. ..............................61
                  SECTION 5.17  Delivery of the Transaction Documents.......61
                  SECTION 5.18  Representations and Warranties Contained
                                in the other Transaction Documents. ........61
                  SECTION 5.19  Labor Matters...............................62
                  SECTION 5.20  Purpose of Loans............................62
                  SECTION 5.21  Year 2000 Matters...........................62

ARTICLE VI.

                                                                          Page
                                                                          ----

      Conditions ...........................................................63
                  SECTION 6.01  Closing Date................................63
                  SECTION 6.02  Each Extension of Credit....................66

ARTICLE VII.

      Affirmative Covenants
       .....................................................................67
                  SECTION 7.01  Financial Statements and Other Information..67
                  SECTION 7.02  Notices of Material Events..................68
                  SECTION 7.03  Existence; Conduct of Business..............69
                  SECTION 7.04  Payment of Obligations......................69
                  SECTION 7.05  Maintenance of Properties; Insurance........69
                  SECTION 7.06  Books and Records; Inspection Rights........69
                  SECTION 7.07  Compliance with Laws Generally..............69
                  SECTION 7.08  Environmental Laws..........................70
                  SECTION 7.09  Real Property Matters.......................70
                  SECTION 7.10  After-Acquired Property and Fixtures........72
                  SECTION 7.11  Foreign Subsidiaries........................73
                  SECTION 7.12  Further Assurances..........................73

ARTICLE VIII.

      Negative Covenants ...................................................73
                  SECTION 8.01  Financial Condition Covenants...............74
                  (a) Maintenance of Leverage Ratio.........................74
                  (b) Maintenance of Interest Coverage Ratio................74
                  SECTION 8.02  Indebtedness................................75
                  SECTION 8.03  Liens.......................................76
                  SECTION 8.04  Limitation on Fundamental Changes...........77
                  SECTION 8.05  Limitation on Sale of Assets................78
                  SECTION 8.06  Limitation on Restricted Payments...........78
                  SECTION 8.07  Limitation on Capital Expenditures..........79
                  SECTION 8.08  Limitation on Investments, Loans and
                                Advances....................................79
                  SECTION 8.09  Limitation on Sale and Leaseback
                                Transactions................................80
                  SECTION 8.10  Limitation on Payments and Modifications
                                of Debt Instruments and Other Documents.....80
                  SECTION 8.11  Limitation on Changes to Franchise
                                Agreements or Transaction Documents.........81
                  SECTION 8.12  Limitation on Changes in Fiscal Year........81

                                                                          Page
                                                                          ----

                  SECTION 8.13  Limitation on Lines of Business.............81
                  SECTION 8.14  Limitations on Currency and Commodity
                                Hedging Transactions........................81
                  SECTION 8.15  Restrictive Agreements......................82
                  SECTION 8.16  Limitation on Transactions with Affiliates..82
                  SECTION 8.17  Limitation on Activities of Certain
                                Subsidiaries................................82

ARTICLE IX.

      Events of Default.....................................................82

ARTICLE X.

      The Administrative Agent..............................................86

ARTICLE XI.

      Miscellaneous.........................................................88
                  SECTION 11.01  Notices....................................88
                  SECTION 11.02  Waivers; Amendments........................89
                  SECTION 11.03  Expenses; Indemnity; Damage Waiver.........89
                  SECTION 11.04  Successors and Assigns.....................91
                  SECTION 11.05  Survival...................................93
                  SECTION 11.06  Counterparts; Integration; Effectiveness...93
                  SECTION 11.07  Severability...............................93
                  SECTION 11.08  Right of Setoff............................94
                  SECTION 11.09  Governing Law; Jurisdiction; Consent to
                                 Service of Process.........................94
                  SECTION 11.10  WAIVER OF JURY TRIAL.......................94
                  SECTION 11.11  Headings...................................95
                  SECTION 11.12  Confidentiality............................95

ANNEX

A     Pricing Grid

SCHEDULES

1.01    Guarantor Subsidiaries/Target Subs
2.01    Revolving Credit Commitments
2.04    Term Loan Commitments
2.06(k) Outstanding Letters of Credit
5.03    Required Consents
5.04    Financial Condition
5.06    Disclosed Matters
5.13    Lien Searches
5.15    Material Real Property
5.16    Subsidiaries
8.02    Permitted Indebtedness
8.03    Permitted Liens
8.08(b) Permitted Investments
8.15    Restrictive Agreements


EXHIBITS

A       Form of Assignment and Acceptance
B       Form of Guarantee and Collateral Agreement
C       Form of Mortgage
D-1     Form of New Lender Supplement
D-2     Form of Increased Facility Activation Notice
E       Form of CE Letter of Credit
F       Form of Notice of Conversion
G       Form of Borrowing Certificate

            CREDIT AGREEMENT, dated as of June 30, 1999, among Avis Rent A Car, Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions and entities from time to time parties to this Agreement (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders (the "Administrative Agent"), and Lehman Commercial Paper Inc., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent"; collectively with the Administrative Agent, the "Agents").

                              W I T N E S S E T H :

            WHEREAS, the Borrower proposes to acquire (the "Acquisition") the PHH Corporation's vehicle management services business, including the fleet card business ("VMS Business") from PHH Holding Corporation ("PHH Holdings"), a subsidiary of Cendant Corporation ("Cendant");

            WHEREAS, Avis Fleet Leasing and Management Corporation, a wholly-owned subsidiary of the Borrower ("Acquiror Sub"), will acquire from PHH Holdings, an indirect subsidiary of Cendant and a direct subsidiary of PHH Corporation ("PHH"), all of the outstanding capital stock of the Target Subs;

            WHEREAS, the Acquisition will be effected by a merger (the "Merger") between Acquiror Sub and PHH Holdings in which both entities survive;

            WHEREAS, (i) AESOP Funding Corp., a special-purpose, bankruptcy remote Delaware corporation ("AESOP"), and AESOP Funding II, L.L.C., a bankruptcy remote, special purpose Delaware limited liability company ("AESOP II") have used the proceeds from the sale of (a) commercial paper notes (the "Commercial Paper") by AESOP and (b) medium-term notes (the "Medium Term Notes") by AESOP II to provide loans to AESOP Leasing L.P., a special purpose bankruptcy-remote limited partnership ("AESOP Leasing"), and AESOP Leasing Corp. II, a special purpose bankruptcy-remote entity ("AESOP Leasing II") for their purchase of a fleet of vehicles to be leased to Avis Rent A Car System, Inc., a Delaware corporation ("ARACS"), and (ii) AESOP entered into a 364 day revolving liquidity facility in an amount up to $1,350,000,000 to provide backup liquidity for the Commercial Paper (the "Liquidity Facility"; collectively with the Commercial Paper and the Medium Term Notes, the "Fleet Financing Program"); and

            WHEREAS, the Borrower has requested that the Agents and the Lenders enter into this agreement (i) to complete the Acquisition, (ii) to pay the anticipated expenses to be incurred in connection with the Acquisition, (iii) to refinance the Credit Agreement, dated as of July 30, 1997 (as amended, modified or supplemented from time to time, the "Existing Credit Agreement"), among ARACS, the Borrower, the lenders parties thereto, the Administrative Agent and the Syndication Agent, (iv) to refinance debt of the VMS Business, (v) to provide financing for the working capital and other business requirements of the Borrower and its Subsidiaries and (vi) to provide for the issuance of letters of credit to support the Fleet Financing Program and to support obligations of workmans' compensation and other insurance and bonding requirements and for other general corporate purposes of the Credit Parties in each case in the ordinary course of business;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   Definitions

            SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "ABS Offering" means the offering or placement of one or more tranches of asset- backed securities in an aggregate principal amount of at least $3.4 billion in connection with the Acquisition (including tranches that refinance interim arrangements entered into on the Closing Date).

            "ABS Offering Documents" means the instruments and agreements executed in connection with the ABS Offering.

            "Acquiror Sub" has the meaning assigned in the recitals to this Agreement.

            "Acquisition" has the meaning assigned in the recitals to this Agreement.

            "Adjusted EBITDA" means, with respect to any period, EBITDA for such period, plus, to the extent deducted in determining such EBITDA for such period, any portion of the royalty fees under the Franchise Agreements and accrued interest thereon the payment of which is deferred minus any such deferred portion paid in the period.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Adjustment Date" means each date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to Section 7.01(a) or 7.01(b), as applicable, for the most recently completed fiscal period and (ii) the related compliance certificate required to be delivered pursuant to Section 7.01(c) with respect to such fiscal period.

            "Administrative Agent" has the meaning assigned in the preamble to this Agreement.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "AESOP" has the meaning assigned in the recitals to this Agreement.

            "AESOP II" has the meaning assigned in the recitals to this Agreement.

            "AESOP Leasing" has the meaning assigned in the recitals to this Agreement.

            "AESOP Leasing II" has the meaning assigned in the recitals to this Agreement.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. A Person having 10% or more of the Voting Stock of another Person shall be deemed to have Control.

            "Agents" has the meaning assigned in the preamble to this Agreement.

            "Aggregate Face Amount" has the meaning assigned in the Liquidity Facility.

            "Aggregate Liquidity Commitment" has the meaning assigned in the Liquidity Facility.

            "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                           ABR Loans        Eurodollar Loans
                                           ---------        ----------------
      Revolving Loans                        1.75%               2.75%
      Tranche A Term Loans                   1.75%               2.75%
      Tranche B Term Loans                   2.25%               3.25%
      Tranche C Term Loans                   2.50%               3.50%

; provided, that on and after the first Adjustment Date occurring on or after the date that is six months after the Closing Date, the Applicable Margin with respect to Revolving Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

            "Applicable RC Percentage" means, with respect to any Lender, the percentage of the Total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable RC Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any eligible assignments.

            "Applicable TLA Percentage" means, with respect to any Lender, before the Closing Date, the percentage of the total Tranche A Term Loan Commitments represented by such Lender's Tranche A Term Loan Commitment and, after the Closing Date, the percentage of the aggregate Tranche A Term Loans then outstanding represented by such Lender's Tranche A Term Loan then outstanding, giving effect to any eligible assignments.

            "Applicable TLB Percentage" means, with respect to any Lender, before the Closing Date, the percentage of the total Tranche B Term Loan Commitments represented by such Lender's Tranche B Term Loan Commitment and, after the Closing Date, the percentage of the aggregate Tranche B Term Loans then outstanding represented by such Lender's Tranche B Term Loan then outstanding, giving effect to any eligible assignments.

            "Applicable TLC Percentage" means, with respect to any Lender, before the Closing Date, the percentage of the total Tranche C Term Loan Commitments represented by such Lender's Tranche C Term Loan Commitment and, after the Closing Date, the percentage of the aggregate Tranche C Term Loans then outstanding represented by such Lender's Tranche C Term Loan then outstanding, giving effect to any eligible assignments.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, through a Sale and Leaseback Transaction or as a result of casualty or condemnation) (a "Disposition") by the Borrower or any Subsidiary, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock of a Subsidiary) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of its Subsidiaries).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

            "Beneficiary" means either the Trustee or the Collateral Agent, as the case may be.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" has the meaning assigned in the preamble hereto.

            "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans of the same Type made, converted or continued on the same date and as to which a single Interest Period is in effect.

            "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" means with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" which expenditures shall exclude any amounts spent on vehicles.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Collateral Prepayment Account" has the meaning specified in
Section 2.11(c).

            "CE" means, with respect to each Credit Document, Credit
Enhancement.

            "CE Issuing Bank" means Bayerische Hypo- und Vereinsbank AG (as successor to Bayerische Vereinsbank AG), New York Branch, or any other financial institution in its capacity as the issuer of CE Letters of Credit hereunder, and each such financial institution's successors in such capacity as provided in
Section 3.06.

            "CE LC Disbursement" means a payment made by the CE Issuing Bank pursuant to a CE Letter of Credit.

            "CE LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding CE Letters of Credit at such time plus (b) the aggregate amount of all CE LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The CE LC Exposure of any Lender at any time shall be its Applicable RC Percentage of the total CE LC Exposure at such time.

            "CE Letter of Credit" means any letter of credit issued pursuant to
Section 3.01.

            "Cendant" has the meaning assigned in the recitals to this Agreement.

            "Cendant Agreements" means (i) the Franchise Agreements, (ii) the Registration Rights Agreement between the Borrower and Cendant Car Rental, Inc.,
(iii) the Purchasing Service Agreement between ARACS and Cendant, (iv) the Separation Agreement between Cendant Car Rental, Inc. and the Borrower, (v) the Tax Disaffiliation Agreement between the Borrower and Cendant, (vi) lease agreements relating to facilities in Virginia Beach, Virginia, Tulsa, Oklahoma and Garden City, New York and (vii) the IT Agreement and transitional services agreements entered into by Cendant and/or its Subsidiaries in connection with the Acquisition, in each case as in effect on the Closing Date and as the same may be amended pursuant to the terms thereof and hereof.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Cendant or any Wholly-Owned Subsidiary of Cendant, (i) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower at a time when Cendant and its Wholly-Owned Subsidiaries in the aggregate beneficially, directly or indirectly, owns shares of such capital stock having at least 20% of such voting power and
(ii) of shares representing more than 35% otherwise; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than Cendant and its Subsidiaries.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (including for purposes of Section 4.04, by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans.

            "Closing Date" means the date on which the conditions specified in
Section 6.01 are satisfied (or waived in accordance with Section 11.02).

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means all assets (including assets constituting shares of Capital Stock) of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Agent" means The Chase Manhattan Bank, or any successor.

            "Collateral Agreement" means the collateral agreement by and among AESOP and the Administrative Agent entered into with the Collateral Agent and the Liquidity Agent (as defined in the Liquidity Facility).

            "Commercial Paper" has the meaning assigned in the recitals to this Agreement.

            "Commitment" means, with respect to each Lender, its Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment, as applicable.

            "Commitment Fee Rate" means .50% per annum; provided that at any time when the Applicable Margin for Eurodollar Revolving Loans is 1.75% the Commitment Fee Rate shall be .375%.

            "Consolidated" when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

            "Contractual Obligation" means as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Continuing Letter of Credit" means each letter of credit outstanding on the date hereof that was issued pursuant to the Existing Credit Agreement by a Lender.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Covered Foreign Fleet Debt" means, with respect to each Foreign Subsidiary of the Borrower (other than any VMS Subsidiary) at any time the lesser of (i) the outstanding amount of Indebtedness of such Subsidiary incurred to finance the acquisition directly or indirectly of vehicles by such Subsidiary and (ii) 90% of the book value of the vehicles owned by such Subsidiary at such time.

            "CP Program" means the collective reference to the Commercial Paper and the Liquidity Facility and the related transaction documents.

            "Credit Disbursement" has the meaning set forth in Section 3.05.

            "Credit Documents" means this Agreement, any notes, and the Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

            "Credit Draw" means a drawing in respect of the CE Letter of Credit resulting from, or as a consequence of, or attributable to, a breach of one or more of any Credit Party's obligations under the Fleet Financing Program.

            "Credit Parties" means the Borrower and each Guarantor Subsidiary; individually, a "Credit Party".

            "Customer Lease Financing Loans" has the meaning assigned in the definition of "Specified Financing Subsidiary".

            "Debt" means, as to the Borrower at the date of any determination thereof, (a) all Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis that is required to be set forth on a Consolidated balance sheet of the Borrower on such date plus, to the extent not included in clause
(a) above, (b) the stated amount of all letters of credit as to which the Borrower or any Subsidiary is the account party (or is the guarantor of the obligations of the account party thereunder) and (c) the balance sheet Indebtedness of any third Person as to which the Borrower or any of its Subsidiaries has a Guarantee Obligation minus any such amounts that constitute Designated Financing Debt and minus any letters of credit to the extent cash collateralized.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Financing Debt" means Permitted Vehicle Indebtedness and Customer Lease Financing Loans.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06.

            "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary organized under the laws of any jurisdiction within the United States of America (including territories), excluding the Securitization Entities.

            "Dow Jones Markets Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).

            "Downgraded Issuing Bank" has the meaning set forth in Section 3.06.

            "EBITDA" means, with respect to any period, the Consolidated Net Income of the Borrower for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Interest Expense of the Borrower (excluding any such expense attributable to fleet interest expense), (ii) Consolidated income tax expense of the Borrower and (iii) Consolidated depreciation and amortization expense of the Borrower (excluding any such expense attributable to fleet depreciation).

            "Eligible Leases" means open-end and closed-end automobile fleet leases originated by or on behalf of the Borrower and its Subsidiaries which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

            "Eligible Vehicles" means the motor vehicle inventory of the Borrower and its Subsidiaries, in each case, whether held for sale, lease or rental purposes which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article IX.

            "Excess Cash Flow" means, with respect to any period, the net cash provided by operating activities (excluding any expense attributable to vehicle depreciation) as reflected on the consolidated statements of cash flows of the Borrower for such period minus (i) Capital Expenditures made in accordance with
Section 8.07 during such period (excluding Capital Expenditures that were financed with the incurrence of Indebtedness), minus (ii) mandatory payments of principal on Indebtedness (including any mandatory cash collateralization of Letters of Credit) under this Agreement resulting in the permanent reduction of such Indebtedness during such period, minus (iii) any increase in overcollateralization requirements under the Fleet Financing Program during such period, plus (iv) any reduction in overcollateralization requirements under the Fleet Financing Program during such period. Any increase or reduction in overcollateralization requirements shall be determined by comparing such requirement as in effect as of the first day of such period with such requirement as in effect on the last day of such period.

            "Excluded Subsidiary" means a Securitization Entity, a Specified Financing Subsidiary or any regulated bank Subsidiary or insurance Subsidiary of the Borrower.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 4.08(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 4.06(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 4.06(a).

            "Existing Issuing Bank" means each Person that has issued one or more Continuing Letters of Credit.

            "Extension of Credit" means, as to any Lender, the making of, or the issuance of, or participation in, a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

            "Facility" means each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder, (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder, (c) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder and (d) the Revolving Credit Commitments and the Extensions of Credit made thereunder.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fleet Financing Program" has the meaning assigned in the recitals hereto.

            "Fleet Receivables" means all receivables generated by the Borrower and its Subsidiaries from obligors under fleet maintenance contracts, fleet management contracts and fuel card contracts and any other service contracts billed together with Eligible Leases, which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

            "Foreign Subsidiary" means any Subsidiary which is organized and existing under the laws of any jurisdiction outside of the United States of America.

            "Franchise Agreements" means (i) the master license agreement (the "Master License Agreement") with Cendant Car Rental, Inc. and Wizard Co., Inc., an indirect wholly-owned Subsidiary of Cendant, (ii) the reservation services agreement with Cendant and (iii) the computer services agreement with WizCom International Ltd., an indirect wholly-owned Subsidiary of Cendant.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each of the Guarantors, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantor" means any Person (other than the Borrower) which is now or hereafter a party to (a) the Guarantee and Collateral Agreement or (b) any other guarantee hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of the Borrower hereunder or under any other Credit Documents.

            "Guarantor Subsidiaries" means each direct and indirect Domestic Subsidiary listed on Schedule 1.01 under the heading "Guarantor Subsidiaries" or which becomes a party to the Guarantee and Collateral Agreement pursuant to
Section 7.10(b) or Section 8.17.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest derivative, interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "High Yield Offering" means the offering or placement of up to $550 million of senior subordinated notes in connection with the Acquisition.

            "High Yield Offering Documents" means the instruments and agreements executed in connection with the High Yield Offering.

            "Increased Facility Activation Notice" means a notice substantially in the form of Exhibit D-2.

            "Increased Facility Closing Date" means any Business Day designated as such in an Increased Facility Activation Notice.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantee Obligations by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all net liabilities of such Person in respect of Permitted Hedging Arrangements and (l) all obligations of such Person in respect of all classes of preferred stock of its Subsidiaries. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Insurance Subsidiaries" means each direct or indirect Subsidiary which is engaged in the insurance business and is regulated by a Governmental Authority as an insurance company.

            "Interest Coverage Ratio" means at the last day of each fiscal quarter of the Borrower, the ratio of (a) EBITDA to (b) Consolidated Interest Expense, in each case for the period of four full fiscal quarters ending on such date (except that at September 30, 1999, such ratio shall be computed for the period from January 1, 1999 through such date). With respect to fiscal quarters ending on or prior to March 31, 2000, EBITDA and Consolidated Interest Expense of the Borrower shall be calculated on a pro forma basis as if the Transactions had occurred on January 1, 1999.

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

            "Interest Expense" of any Person for any period, means (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined in accordance with GAAP for such period minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined in accordance with GAAP for such period. Interest Expense of the Borrower shall exclude interest expense attributable to Designated Financing Debt and shall include fees paid in respect of Letters of Credit.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means the WC Issuing Bank and/or the CE Issuing Bank, as applicable.

            "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "L/C Participants" means the collective reference to the Lenders other than the Issuing Banks; individually, an "L/C Participant".

            "Lenders" means the Persons listed on Schedule 2.01 or Schedule 2.04 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Leverage Ratio" means at the last day of each fiscal quarter of the Borrower, the ratio of (a) Consolidated Debt of the Borrower as of the last day of such quarter to (b) EBITDA for the period of four full fiscal quarters ending on such date, except that (i) with respect to the fiscal quarters ending September 30, 1999, December 31, 1999 and March 31, 2000, Consolidated Debt and EBITDA of the Borrower shall be calculated on a pro forma basis as if the Transactions had occurred on January 1, 1999 and (ii) EBITDA for the period of four fiscal quarters ending September 30, 1999 shall be equal to the sum of $64,000,000 and such pro forma EBITDA for the three consecutive fiscal quarters commencing January 1, 1999. Solely for determining Margin Level Status, following any acquisition of a franchise permitted by Section 8.08, such ratio shall be calculated on a pro forma basis giving effect to such acquisition as of the beginning of the relevant measurement period for determining such ratio.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Dow Jones Markets Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent to leading banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Line of Business" has the meaning set forth in Section 8.13.

            "Liquidity Disbursement" has the meaning set forth in Section 3.05.

            "Liquidity Draw" means a drawing in respect of a CE Letter of Credit that is not classified as a Credit Draw.

            "Liquidity Facility" has the meaning assigned in the recitals to this Agreement.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Majority Lenders" means, at any time, Lenders the Voting Percentages of which aggregate more than 50% at such time.

            "Majority Revolving Credit Lenders" means, at any time, Lenders the Applicable RC Percentages of which aggregate more than 50% at such time.

            "Majority Tranche A Term Loan Lenders" means, at any time, Lenders the Applicable TLA Percentages of which aggregate more than 50% at such time.

            "Majority Tranche B Term Loan Lenders" means, at any time, Lenders the Applicable TLB Percentages of which aggregate more than 50% at such time.

            "Majority Tranche C Term Loan Lenders" means, at any time, Lenders the Applicable TLC Percentages of which aggregate more than 50% at such time.

            "Margin Level 1 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, was greater than or equal to 5.0 to 1.0.

            "Margin Level 2 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, was greater than or equal to 4.5 to 1.0 but was less than 5.0 to 1.0.

            "Margin Level 3 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, was greater than or equal to 4.0 to 1.0 but was less than 4.5 to 1.0.

            "Margin Level 4 Status" exists on an Adjustment Date if the Leverage Ratio, as of the last day of the preceding fiscal quarter, was greater than or equal to 3.5 to 1.0 but was less than 4.0 to 1.0.

            "Margin Level 5 Status" exists on an Adjustment Date if none of Margin Level 1 Status, Margin Level 2 Status, Margin Level 3 Status or Margin Level 4 Status exists on such date.

            "Master License Agreement" has the meaning assigned in the definition of "Franchise Agreements".

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Agents and the Lenders thereunder.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Material Real Property" means, as of the Closing Date, the properties listed on Schedule 5.15 and each other parcel of real estate, a fee interest in which is acquired by a Credit Party after the Closing Date with a book value (net of any Indebtedness secured by such parcel) of at least $1,000,000.

            "Medium Term Notes" has the meaning assigned in the recitals to this Agreement.

            "Merger" has the meaning assigned in the recitals to this Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger and Reorganization, dated as of May 22, 1999, by and among PHH, PHH Holdings, the Borrower and Acquiror Sub, as amended by Amendment No. 1 thereto dated June 30, 1999.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means each Mortgage to be executed and delivered by each of the applicable Credit Parties, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means with respect to any Asset Sale, any sale or issuance of equity securities of the Borrower or any Subsidiary, or the issuance of any debt securities or any borrowings by the Borrower or any Subsidiary, an amount equal to the gross proceeds in cash (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, sale, issuance or borrowing, net of (i) attorneys' fees, accountants' fees, brokerage, consultant and other fees, underwriting commissions and other fees and expenses actually incurred in connection with such Asset Sale, sale, issuance or borrowing, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) amounts provided or to be provided by the Borrower or any Subsidiary as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale and retained by the Borrower or any such Subsidiary after such Asset Sale and other amounts to be used by the Borrower or any Subsidiary to discharge or pay on a current basis any other liabilities associated with such Asset Sale and (iv) in the case of an Asset Sale, repayments of the principal amount of Indebtedness (other than the Loans) secured by such assets required to be made upon the consummation of such transaction and any related prepayment premiums and penalties.

            "Net Income" of any Person for any period, means net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

            "New Lender" has the meaning set forth in 2.03A(b).

            "New Lender Supplement" has the meaning set forth in Section
2.03A(b).

            "North Carolina Franchise Letter of Credit" means a WC Letter of Credit for the account of the Borrower, which WC Letter of Credit shall (a) support payment obligations of New Hanover Rent-A-Car, Inc. ("New Hanover"), a franchise in North Carolina, to NationsBank of Texas, N.A. as lender to New Hanover in connection with the settlement of certain claims made against New Hanover; and (b) be in a face amount equal to an amount not greater than $2,500,000.

            "Obligations" means the collective reference to the unpaid principal of and interest on the Loans and LC Disbursements and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Disbursements and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Credit Documents, any Letter of Credit, any Hedging Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes, assessments, levies and other charges that are not yet due or are being contested in compliance with Section 7.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

            (f) Liens arising by reason of any judgement, decree or order of any court or Governmental Authority which do not, individually or in the aggregate, give rise to any Event of Default,

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Hedging Arrangement" has the meaning set forth in Section 8.14.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the United Kingdom), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 from S&P or P-1 from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or of the United Kingdom or any country therein which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

            "Permitted Vehicle Collateral" means:

            (a) the collateral securing Permitted Vehicle Indebtedness and consisting of Eligible Vehicles and receivables, or a beneficial interest therein, arising from the disposition of Eligible Vehicles and the proceeds thereof;

            (b) Eligible Leases and Fleet Receivables, or a beneficial interest therein, transferred to a Securitization Entity in connection with Qualified Securitization Transaction and the proceeds thereof;

            (c) any related assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Eligible Vehicles or Eligible Leases; and

            (d) any proceeds of any of the foregoing.

            "Permitted Vehicle Indebtedness" means (i) Indebtedness that finances or refinances Eligible Vehicles (but only to the extent actually used to finance or refinance Eligible Vehicles) and (ii) Indebtedness secured by Permitted Vehicle Collateral; provided, however, that the Permitted Vehicle Indebtedness of a Foreign Subsidiary (other than a VMS Subsidiary) shall be limited to the Covered Foreign Fleet Debt of such Subsidiary.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "PHH" has the meaning assigned in the recitals to this Agreement.

            "PHH Holdings" has the meaning assigned in the recitals to this Agreement.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock" means the preferred stock of Acquiror Sub, which will be issued to PHH in connection with the Acquisition.

            "Pricing Grid" means the pricing grid attached hereto as Annex A.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Borrower or any Subsidiary of the Borrower to a Securitization Entity or representing the deferred purchase price for the purchase of assets by such Securitization Entity from the Borrower or a Subsidiary, in each case in connection with a Qualified Securitization Transaction, which note is repayable from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of Eligible Vehicles, Eligible Leases, Fleet Receivables or a beneficial interest therein.

            "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any Permitted Vehicle Collateral (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, the proceeds of such Permitted Vehicle Collateral.

            "Rating Agencies" means the collective reference to Moody's and S&P.

            "Register" has the meaning set forth in Section 11.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective trustees, directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

            "Responsible Officer" means as to any Person, any Financial Officer, the chief executive officer or the president of such Person.

            "Revolving Credit Availability Period" means the period from and including the Closing Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) in the case of Revolving Loans, WC Letters of Credit or CE Letters of Credit, the date of termination of the Revolving Credit Commitments.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in WC Letters of Credit and CE Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.03A and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, its WC LC Exposure and its CE LC Exposure at such time.

            "Revolving Credit Provisions" means Sections 2.01, 2.02, 2.03, 2.06, 2.09, 3.01 through 3.08 and 4.01(a) and (b), the definitions of "Commitment Fee Rate", "Margin Level 1 Status", "Margin Level 2 Status", "Margin Level 3 Status", "Margin Level 4 Status" and "Margin Level 5 Status" and the Pricing Grid on Annex A, in each case as they relate to the Revolving Credit Loans.

            "Revolving Loan" means a Loan made pursuant to Section 2.03.

            "Revolving Maturity Date" means June 30, 2005.

            "S&P" means Standard & Poor's Ratings Group.

            "Sale and Leaseback Transaction" has the meaning set forth in
Section 8.09.

            "Securitization Entity" means a Subsidiary of the Borrower (or another Person in which the Borrower or any Subsidiary of the Borrower makes an investment and to which the Borrower or any Subsidiary of the Borrower transfers Permitted Vehicle Collateral or an interest in Permitted Vehicle Collateral) which engages in no activities other than in connection with the ownership, leasing, operation and financing of Eligible Vehicles and other Permitted Vehicle Collateral and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Entity and as to which:

            (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                  (a) is guaranteed by the Borrower or any Subsidiary of the Borrower (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                  (b) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings; or

                  (c) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

            (ii) neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing Permitted Vehicle Collateral; and

            (iii) neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

            "Security Documents" means the collective reference to the Mortgages, the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Administrative Agent purporting to grant a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder, under any notes and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

            "Solvent" and "Solvency" means with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "Specified Financing Subsidiary" means a direct wholly-owned subsidiary of Acquiror Sub (to which Acquiror Sub has contributed only nominal equity) that is solely engaged in the business of acquiring vehicles for and then leasing such vehicles to, a specified customer (the "Customer"); provided that (i) such vehicles are purchased solely with the proceeds of loans made by the Customer to such Specified Financing Subsidiary (the "Customer Lease Financing Loans"), (ii) neither the Borrower nor any Subsidiary provides the Specified Financing Subsidiary any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guarantor or otherwise) for such Customer Lease Financing Loans and (iii) the explicit terms of such Customer Lease Financing Loans provide that there shall be no recourse against any of the assets of the Borrower or its Subsidiaries.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which are reasonably customary in securitizations of vehicles and vehicle leases.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Note Indenture" means the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.10.

            "Subordinated Notes" means the 11% Senior Subordinated Notes due 2009 of the Borrower in the original principal amount of $500,000,000.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by such Person. All Securitization Entities shall be deemed to be Subsidiaries of the Borrower.

            "Target Subs" means those Subsidiaries listed on Schedule 1.01 under the heading "Target Subs".

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loans" means the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

            "Term Loan Commitments": means, with respect to each Lender, the collective reference to such Lender's Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment, as applicable.

            "Term Maturity Date": means, with respect to the Tranche A Term Loans, June 30, 2005, with respect to the Tranche B Term Loans, June 30, 2006 and, with respect to the Tranche C Term Loans, June 30, 2007.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a

Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Revolving Credit Commitments" means at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Tranche A Term Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

            "Tranche A Term Loan" means a Loan made pursuant to Section 2.04.

            "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche A Term Loan on the Closing Date. The initial amount of each Lender's Tranche A Term Loan Commitment is set forth on Schedule 2.04, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Loan Commitment, as applicable.

            "Tranche B Term Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

            "Tranche B Term Loan" means a Loan made pursuant to Section 2.04.

            "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche B Term Loan on the Closing Date. The initial amount of each Lender's Tranche B Term Loan Commitment is set forth on Schedule 2.04, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable.

            "Tranche C Term Lender": each Lender that has a Tranche C Term Loan Commitment or is the holder of a Tranche C Term Loan.

            "Tranche C Term Loan" means a Loan made pursuant to Section 2.04.

            "Tranche C Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make a Tranche C Term Loan on the Closing Date. The initial amount of each Lender's Tranche C Term Loan Commitment is set forth on Schedule 2.04, or in the

Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Term Loan Commitment, as applicable.

            "Transaction Documents" means the collective reference to (i) the Credit Documents, (ii) the High Yield Offering Documents, (iii) the ABS Offering Documents and (iv) the instruments and agreements executed and delivered in connection with (a) the Fleet Financing Program and (b) the Acquisition and the Merger.

            "Transactions" means (i) the execution, delivery and performance by the Borrower of the Credit Documents, the Extensions of Credit and the use of the proceeds thereof, (ii) the Acquisition and the Merger, (iii) the execution and delivery of the High Yield Offering Documents and the ABS Offering Documents and (iv) the issuance of the Subordinated Notes and the consummation of the ABS Offering; provided that the Acquisition will be deemed consummated for all purposes of this Agreement if all conditions to the closing of the Merger are satisfied but the transfer of the ownership of the capital stock of WEX Financial is not effected at such time as contemplated by Section 2.7 of the Merger Agreement.

            "Trustee" means Harris Trust and Savings Bank ("Harris"), or any successor of Harris as the Trustee.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "VMS Business" has the meaning assigned in the recitals to this Agreement.

            "VMS Subsidiary" means each Target Sub and each direct and indirect Subsidiary of the Target Subs.

            "Voting Percentage" means as to any Lender the percentage which (i) the sum of (x) such Lender's Revolving Credit Commitment (or, after the Revolving Credit Commitments have terminated, the Revolving Credit Exposure of such Lender) plus (y) such Lender's Term Loan Commitments (or, after the Term Loans are made, the outstanding principal amount of such Lender's Term Loans) then constitutes of (ii) the sum of (x) the Revolving Credit Commitments of all the Lenders (or, after the Revolving Credit Commitments have terminated, the Revolving Credit Exposure of all Lenders) plus (y) the Term Loan Commitments of all the Lenders (or, after the Term Loans are made, the aggregate principal amount of Term Loans of all the Lenders then outstanding).

            "Voting Stock" means with respect to any Person, all classes of capital stock of such Person then outstanding and normally entitled to vote in the election of directors or Persons discharging comparable functions.

            "WC Issuing Bank" means PNC Bank and any successor in such capacity as provided in Section 2.06(i). Additional Lenders may from time to time be designated as "WC Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

            "WC LC Disbursement" means a payment made by the WC Issuing Bank pursuant to a WC Letter of Credit.

            "WC LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding WC Letters of Credit at such time plus (b) the aggregate amount of all WC LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The WC LC Exposure of any Lender at any time shall be its Applicable RC Percentage of the total WC LC Exposure at such time.

            "WC Letter of Credit" means any letter of credit issued pursuant to
Section 2.06.

            "WEX Financial" means Wright Express Financial Services Corporation, a licensed industrial loan corporation or any successor thereto.

            "Wholly-Owned" means with respect to any Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares held pursuant to similar requirements of law in respect of Foreign Subsidiaries) of which is owned, directly or indirectly, by the Borrower.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan" or a "Term Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan" or a "Eurodollar Term Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

              Amount and Terms of the Revolving Credit Commitments, Additional Revolving Loans and Term Loan Commitments

            SECTION 2.01 Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender with a Revolving Credit Commitment agrees to make Revolving Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

            SECTION 2.02 Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

            (b) Subject to Section 4.03, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

            SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i)   the aggregate amount of the requested Borrowing;

            (ii)  the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing or a
                  Eurodollar Borrowing;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise in writing each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.03A Additional Revolving Loans. (a) The Borrower and any one or more Lenders (including New Lenders) may, with the consent of the Administrative Agent, at any time after the Closing Date, agree that such Lenders shall obtain or increase the amount of their Revolving Credit Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing,
(i) the Total Revolving Credit Commitments may not be increased to more than $450,000,000, (ii) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $5,000,000 and (iii) no more than five Increased Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

            (b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.03A(a) shall execute a New Lender Supplement (each, a "New Lender Supplement"), substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

            (c) Unless otherwise agreed by the Administrative Agent, the Borrower shall borrow Revolving Loans under the increased Revolving Credit Commitments from each Lender participating in the relevant increase (i) if ABR Revolving Loans are outstanding on the relevant Increased Facility Closing Date, in an amount of ABR Revolving Loans that will result in each such participating Lender having ABR Revolving Loans outstanding in a principal amount equal to its Applicable RC Percentage of the aggregate outstanding principal amount of ABR Revolving Loans and (ii) if Eurodollar Revolving Loans are outstanding on the relevant Increased Facility Closing Date, in an amount of Eurodollar Revolving Loans on such date (if a Borrowing of Eurodollar Revolving Loans is being continued for another Interest Period on such date) and/or such later dates on which Borrowings of Eurodollar Revolving Loans outstanding on the Increased Facility Closing Date are continued for another Interest Period that will result, in each case, in each such participating Lender having Eurodollar Revolving Loans made by it included in each such extended Borrowing in a principal amount equal to its Applicable RC Percentage of the aggregate outstanding principal amount of Eurodollar Revolving Loans included in such Borrowing.

            SECTION 2.04 Term Loan Commitments. Subject to the terms and conditions set forth herein, (a) each Lender with a Tranche A Term Loan Commitment agrees to make a Tranche A Term Loan to the Borrower on the Closing Date in an amount equal to such Lender's Tranche A Term Loan Commitment, (b) each Lender with a Tranche B Term Loan Commitment agrees to make a Tranche B Term Loan to the Borrower on the Closing Date in an amount equal to such Lender's Tranche B Term Loan Commitment and (c) each Lender with a Tranche C Term Loan Commitment agrees to make a Tranche C Term Loan to the Borrower on the Closing Date in an amount equal to such Lender's Tranche C Term Loan Commitment.

            SECTION 2.05 Term Loans and Borrowings. (a) The Term Loans under a Facility shall be made as part of a Borrowing consisting of Term Loans under such Facility made by the Lenders ratably in accordance with their respective Commitments under such Facility. The failure of any Lender to make the Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Term Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make a Term Loan as required.

            (b) Subject to Section 4.03, the Term Borrowings on the Closing Date shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any of its Term Loans by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Eurodollar Term Borrowing, each such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. Term Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 5 Eurodollar Term Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue, any Term Borrowing if the Interest Period requested with respect thereto would end after the respective Term Maturity Date.

            (e) The Borrower hereby requests Term Borrowings on the Closing Date in an amount equal to the Term Loan Commitments. On or prior to the Closing Date, the Borrower will notify the Administrative Agent of the following information in compliance with Section 2.05(b):

            (i) whether each such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing (in which latter case such notification shall be received by the Administrative at least three Business Days prior to the Closing Date);

            (ii) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Term Borrowing is specified, then the requested Term Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Term Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of the information set forth above in accordance with this Section, the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Lender's Term Loan to be made as part of the requested Term Borrowing.

            SECTION 2.06 WC Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request that the WC Issuing Bank issue letters of credit for the account of the Borrower, in a form reasonably acceptable to the Administrative Agent and the WC Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. Each letter of credit issued pursuant to this Section shall be a standby letter of credit issued to support obligations of a Credit Party in respect of workmans' compensation and other insurance and bonding requirements of the Credit Parties and for other general corporate purposes of the Credit Parties in each case in the ordinary course of business (but may not be used to provide credit enhancement for the Fleet Financing Program or to support obligations for borrowed money); provided that (i) up to $10,000,000 in aggregate face amount of such letters of credit may be used to support borrowings of the Borrower's Subsidiary in Argentina and (ii) the North Carolina Franchise Letter of Credit may be issued as a WC Letter of Credit so long as the aggregate liability of the Lenders under the North Carolina Franchise Letter of Credit shall not exceed $2,500,000. If there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Credit Party to, or entered into by a Credit Party with, the WC Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Continuing Letter of Credit that is a WC Letter of Credit under the Existing Credit Agreement shall be deemed to be a WC Letter of Credit issued under this Agreement on the Closing Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Closing Date) and shall be a WC Letter of Credit for all purposes hereof and the other Credit Documents. Each Existing Issuing Bank shall be a WC Issuing Bank for the purposes of this Agreement with respect to Continuing Letters of Credit issued by it.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a WC Letter of Credit (or the amendment, renewal or extension of an outstanding WC Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the WC Issuing Bank) to the WC Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a WC Letter of Credit, or identifying the WC Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such WC Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such WC Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such WC Letter of Credit. If requested by the WC Issuing Bank, the Borrower also shall submit a letter of credit application on the WC Issuing Bank's standard form in connection with any request for a WC Letter of Credit. The WC Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each WC Letter of Credit (including the amount thereof). A WC Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each WC Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the WC LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitments.

            (c) Expiration Date. Each WC Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance (which date of issuance shall be deemed to be the Closing Date in the case of a Continuing Letter of Credit) of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that the WC Letters of Credit supporting bonds issued in respect of the Denver Airport Facility may have a tenor of two years (subject to the requirements of clause (ii) above).

            (d) Participations. By the issuance of a WC Letter of Credit (or an amendment to a WC Letter of Credit increasing the amount thereof) and without any further action on the part of the WC Issuing Bank or the Lenders, the WC Issuing Bank hereby grants to each Lender that has a Revolving Credit Commitment, and each such Lender hereby acquires from the WC Issuing Bank, a participation in such WC Letter of Credit equal to such Lender's Applicable RC Percentage of the aggregate amount available to be drawn under such WC Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the WC Issuing Bank, such Lender's Applicable RC Percentage of each WC LC Disbursement made by the WC Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of WC Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any WC Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the WC Issuing Bank shall make any WC LC Disbursement, the Borrower shall reimburse such WC LC Disbursement by paying to the Administrative Agent an amount equal to such WC LC Disbursement not later than 12:00 p.m., New York City time, on the date that such WC LC Disbursement is made, if the Borrower shall have received notice of such WC LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, then not later than 12:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender that participates in the WC Letters of Credit of the applicable WC LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable RC Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Applicable RC Percentage of the payment then due from the Borrower, in the same manner as provided in Section
2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the WC Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the WC Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the WC Issuing Bank, then to such Lenders and the WC Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the WC Issuing Bank for any WC LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such WC LC Disbursement.

            (f) Obligations Absolute. The Borrower's obligation to reimburse WC LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

            (i) any lack of validity or enforceability of any WC Letter of Credit or this Agreement, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any WC Letter of Credit or this Agreement;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any WC Letter of Credit, the WC Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under a WC Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the WC Issuing Bank under a WC Letter of Credit against presentation of a draft or other document that does not comply with the terms of such WC Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the WC Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the WC Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any WC Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any WC Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the WC Issuing Bank; provided that the foregoing shall not be construed to excuse the WC Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the WC Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a WC Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the WC Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the WC Issuing Bank. Without limiting the generality of the foregoing, it is understood that the WC Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a WC Letter of

Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such WC Letter of Credit; provided that the WC Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such WC Letter of Credit.

            (g) Disbursement Procedures. The WC Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a WC Letter of Credit. The WC Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the WC Issuing Bank has made or will make a WC LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the WC Issuing Bank and the Lenders with respect to any such WC LC Disbursement.

            (h) Interim Interest. If the WC Issuing Bank shall make any WC LC Disbursement, then, unless the Borrower shall reimburse such WC LC Disbursement in full on the date such WC LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such WC LC Disbursement is made to but excluding the date that the Borrower reimburses such WC LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such WC LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the WC Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the WC Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the WC Issuing Bank. The WC Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced WC Issuing Bank and the successor WC Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the WC Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced WC Issuing Bank pursuant to Section 4.01(b). From and after the effective date of any such replacement, (i) the successor WC Issuing Bank shall have all the rights and obligations of the replaced WC Issuing Bank under this Agreement with respect to WC Letters of Credit to be issued thereafter and (ii) references herein to the term "WC Issuing Bank" shall be deemed to include and refer to such successor or to any previous WC Issuing Bank, or to such successor and all previous WC Issuing Banks, as the context shall require. After the replacement of the WC Issuing Bank hereunder, the replaced WC Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the WC Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional WC Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Majority

Lenders or the Majority Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the WC LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article IX. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in such account and any and all cash collateral therein from time to time. The Borrower shall execute and deliver to the Administrative Agent such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such account and such cash collateral therein. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The deposits in such account shall be invested in Permitted Investments at the Borrower's risk and expense, and other than any interest earned on such Permitted Investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the WC Issuing Bank for the WC Issuing Bank's LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the WC LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (k) As of the Closing Date, the letters of credit listed on Schedule 2.06(k) shall be deemed to have been issued hereunder and be deemed to be WC Letters of Credit for all purposes hereof.

            SECTION 2.07 Funding of Borrowings (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or pursuant to Section 2.05(e); provided that ABR Revolving Loans made to finance the reimbursement of a WC LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the WC Issuing Bank.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative

Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or pursuant to
Section 2.05(e) and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or pursuant to
Section 2.05(e). Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 or Section 2.05:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a
                  Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Revolving Credit Lenders, Majority Tranche A Term Loan Lenders, Majority Tranche B Term Loan Lenders or Majority Tranche C Term Loan Lenders, as the case may be, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under the respective Facility may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing under the respective Facility shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.09 Termination and Optional and Mandatory Reduction of Revolving Credit Commitment. (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Maturity Date.

            (b) The Borrower may at any time terminate, or from time to time permanently reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Revolving Credit Exposures would exceed the sum of the Total Revolving Credit Commitments.

            (c) The Revolving Credit Commitments shall be reduced permanently by an amount equal to the amount by which the Net Cash Proceeds described in clauses (i) through (iv) of Section 2.11(b) exceeds the amount thereof that is applied to prepay the Term Loans, if any, then outstanding pursuant to such Section.

            (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Applicable RC Percentages.

            SECTION 2.10 Scheduled Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each relevant Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

            (b) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche A Term Lender the Tranche A Term Loans in twenty-two consecutive quarterly installments, commencing on March 31, 2000 and ending on June 30, 2005, each of which shall be in an amount equal to such Lender's Applicable TLA Percentage multiplied by the amount set forth below opposite such installment:

             Installment                  Principal Amount
             -----------                  ----------------

             Quarters ending in 2000           $ 3,750,000
             Quarters ending in 2001           $ 6,250,000
             Quarters ending in 2002           $10,000,000
             Quarters ending in 2003           $12,500,000

             Quarters ending in 2004           $15,000,000
             Quarters ending in 2005           $30,000,000

            (ii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Term Lender the Tranche B Term Loans in twenty-six consecutive quarterly installments, commencing on March 31, 2000 and ending on June 30, 2006, each of which shall be in an amount equal to such Lender's Applicable TLB Percentage multiplied by the amount set forth below opposite such installment:

             Installment                  Principal Amount
             -----------                  ----------------

Quarters ending in 2000 through 2005          $    250,000
Quarters ending in 2006                       $184,500,000

            (iii) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche C Term Lender the Tranche C Term Loans in thirty consecutive quarterly installments, commencing on March 31, 2000 and ending on June 30, 2007, each of which shall be in an amount equal to such Lender's Applicable TLC Percentage multiplied by the amount set forth below opposite such installment:

             Installment                  Principal Amount
             -----------                  ----------------

Quarters ending in 2000 through 2006          $    250,000
Quarters ending in 2007                       $184,000,000

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Any Lender may request that the Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.11 Optional and Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and Section 4.05.

            (b) The Borrower shall prepay the Term Loans in an amount equal to:

            (i) 100% of the Net Cash Proceeds of the sale or issuance by the Borrower of its Capital Stock after the Closing Date other than pursuant to stock options and/or warrants held by employees or directors;

            (ii) 100% of the Net Cash Proceeds of any Indebtedness incurred by a Credit Party after the Closing Date (excluding Indebtedness permitted by Section 8.02);

            (iii) 100% of the Net Cash Proceeds of any Asset Sale by the
                  Borrower or any Subsidiary after the Closing Date (excluding any Asset Sale permitted by Section 8.05 and other Asset Sales to the extent that the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries in respect of such other Asset Sales has not exceeded $10,000,000); and

            (iv) on or prior to the ninetieth day following the end of each fiscal year of the Borrower ending on or after December 31, 2000, 50% of Excess Cash Flow for such fiscal year.

Prepayments of the Term Loans required by clauses (i) through (iv) of this paragraph shall be made on or prior to the Business Day following receipt of any such proceeds.

            (c) On any day when the Revolving Credit Commitments are reduced pursuant to Section 2.09(c), the Borrower shall prepay the Revolving Loans in an amount equal to the amount, if any, by which the Revolving Credit Exposures would exceed the Total Revolving Credit Commitments as so reduced. If, after giving effect to any such prepayment, the Revolving Credit Exposures exceed the Total Revolving Credit Commitments as so reduced, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Prepayment Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Prepayment Account (to the extent thereof) to repay any WC LC Disbursement or CE LC Disbursement which becomes due thereafter; provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Prepayment Account which is equal to the amount by which the amount on deposit therein at such time exceeds the total Revolving Credit Exposures at such time. "Cash Collateral Prepayment Account" means an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section.

            (d) The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, Class and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each optional partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments of the Term Loans shall be applied to reduce the remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, as the case may be, ratably in accordance with the then remaining amounts thereof and may not be reborrowed. Prepayments shall be accompanied by accrued interest to the extent required by Section 4.02; provided, however, that any optional prepayments of the Tranche B Term Loans or Tranche C Term Loans on or prior to the second anniversary of the Closing Date shall, in addition, be accompanied by payment for the Tranche B Term Lenders or Tranche C Term Lenders, as the case may be, of a premium of 2% of the amount prepaid on or prior to the first anniversary of the Closing Date and 1% of the amount prepaid thereafter.

                                  ARTICLE III.

                  Amount and Terms of the CE Letters of Credit

            SECTION 3.01 General. Subject to the terms and conditions set forth herein, the CE Issuing Bank hereby agrees to issue to the Beneficiary a letter of credit, substantially in the form of Exhibit E, in a face amount from time to time that will not result in the CE LC Exposure exceeding $225,000,000 or the sum of the total Revolving Credit Exposures exceeding the Total Revolving Credit Commitments. The Continuing Letter of Credit that is the CE Letter of Credit under the Existing Credit Agreement shall be deemed to be the CE Letter of Credit issued under this Agreement on the Closing Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Closing Date) and shall be the CE Letter of Credit for all purposes hereof and the other Credit Documents. The Existing Issuing Bank in respect thereof shall be the CE Issuing Bank on the Closing Date for the purposes of this Agreement.

            SECTION 3.02 Requests for CE Letter of Credit. To request the issuance of a CE Letter of Credit (or the amendment, renewal or extension thereof), the Borrower shall notify the

Administrative Agent and the CE Issuing Bank of such request in writing reasonably in advance of the requested date of issuance, amendment, renewal or extension a notice requesting the issuance of a CE Letter of Credit, or providing the details of the requested amendment, renewal or extension (which details shall comply with Section 3.03). If requested by the CE Issuing Bank, the Borrower also shall submit a letter of credit application on the CE Issuing Bank's standard form in connection with any such request. The CE Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each CE Letter of Credit (including the amount thereof). The CE Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of the CE Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the CE LC Exposure shall not exceed $225,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitments.

            SECTION 3.03 Expiration Date. The CE Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance (which date of issuance shall be deemed to be the Closing Date in the case of a Continuing Letter of Credit) of such Letter of Credit (or, in the case of the any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

            SECTION 3.04 Participations. By the issuance of the CE Letter of Credit (or an amendment to the CE Letter of Credit increasing the amount thereof) and without any further action on the part of the CE Issuing Bank or the Lenders, the CE Issuing Bank hereby grants to each Lender that has a Revolving Credit Commitment, and each such Lender hereby acquires from the CE Issuing Bank, a participation in the CE Issuing Bank's CE Letter of Credit equal to such Lender's Applicable RC Percentage of the aggregate amount available to be drawn under the CE Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the CE Issuing Bank, such Lender's Applicable RC Percentage of (i) each Credit Disbursement not reimbursed by the Borrower on the date due as provided in Section 3.05, (ii) each Liquidity Disbursement made by the CE Issuing Bank and (iii) any reimbursement payment in respect of a CE LC Disbursement required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of CE Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of the CE Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall notify each Lender that participates in the CE Letter of Credit of the applicable CE LC Disbursement, the payment then due from the Borrower or AESOP in respect thereof and such Lender's Applicable RC Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent, for the account of the CE Issuing Bank, its Applicable RC Percentage of, in the case of any Credit Draw, the payment then due from the Borrower, and in the case of any Liquidity Draw, of the amount of such drawing, in the same manner as provided in

Section 2.07 with respect to Revolving Loans (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the CE Issuing Bank the amounts so received by it from such Lenders. Any payment made by a Lender pursuant to this Section to reimburse the CE Issuing Bank for any CE LC Disbursement shall not relieve the Borrower of its obligation to reimburse such CE LC Disbursement pursuant to Section 3.05.

            SECTION 3.05 Reimbursement by Borrower (a) The Borrower agrees to reimburse the CE Issuing Bank on demand, upon receipt by the Borrower of notice from the CE Issuing Bank (i) of a CE LC Disbursement on account of a Credit Draw (a "Credit Disbursement") or (ii) that any amount is converted to a Credit Disbursement pursuant to Section 3.08 for the amount of each Credit Disbursement so made and any taxes, fees, charges or other costs or expenses reasonably incurred by the CE Issuing Bank in connection with such payment. Each such payment shall be made directly to the CE Issuing Bank, at its address for notices specified herein in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 12:00 noon, New York City time, on a Business Day and otherwise on the next succeeding Business Day.

            (b) The Borrower agrees to reimburse the CE Issuing Bank (i) on the Revolving Maturity Date in an amount equal to the unreimbursed amounts of the CE LC Disbursements of the CE Issuing Bank on account of a Liquidity Draw (a "Liquidity Disbursement"), and (ii) upon receipt by the Borrower of notice from the CE Issuing Bank of each Liquidity Disbursement by the CE Issuing Bank, for any taxes, fees, charges or other costs or expenses reasonably incurred by the CE Issuing Bank in connection with each Liquidity Disbursement by the CE Issuing Bank. In addition Liquidity Disbursements shall be reimbursed as and to the extent provided pursuant to the terms of the Collateral Agreement.

            (c) Promptly following receipt by the CE Issuing Bank of any payment from the Borrower pursuant to this Section, the CE Issuing Bank shall distribute such payment, to the extent that Lenders have made payments pursuant to Section
3.04 to reimburse the CE Issuing Bank, to such Lenders.

            (d) If the CE Issuing Bank shall make a CE LC Disbursement, then, unless the Borrower shall reimburse such CE LC Disbursement in full on the date such CE LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such CE LC Disbursement is made to but excluding the date that the Borrower reimburses such CE LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such CE LC Disbursement when due pursuant to paragraph (a) or (b) of this Section, as applicable, then Section 4.02(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the CE Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.04 to reimburse the CE Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (e) The Borrower's obligation to reimburse CE LC Disbursements as provided in this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

            (i) any lack of validity or enforceability of the CE Letter of Credit or this Agreement, or any term or provision therein;

            (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of the CE Letter of Credit or this Agreement;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the Beneficiary, the CE Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

            (iv) any draft or other document presented under the CE Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the CE Issuing Bank under the CE Letter of Credit against presentation of a draft or other document that does not comply with the terms of the CE Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the CE Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the CE Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the CE Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the CE Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the CE Issuing Bank; provided that the foregoing shall not be construed to excuse the CE Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the CE Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under the CE Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the CE Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the CE Issuing Bank. Without limiting the generality of the foregoing, it is understood that the CE Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of the CE Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of the CE Letter of Credit; provided that the CE Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of the CE Letter of Credit.

            (f) The CE Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the CE Letter of Credit. The CE Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the CE Issuing Bank has made or will make a CE LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the CE Issuing Bank and the Lenders with respect to any such CE LC Disbursement.

            SECTION 3.06 Replacement of the CE Issuing Bank. The CE Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced CE Issuing Bank and the successor CE Issuing Bank. In addition, if at any time, the CE Issuing Bank's short-term credit ratings are lowered to below "A-1" by S&P or "P- 1" by Moody's (a "Downgraded Issuing Bank"), then the Borrower shall use its best efforts to replace the CE Issuing Bank. The appointment of any successor CE Issuing Bank shall not be effective until approved by the Rating Agencies. The Administrative Agent shall notify the Lenders of any replacement of the CE Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced CE Issuing Bank pursuant to Section
4.01. From and after the effective date of any such replacement, (i) the successor CE Issuing Bank shall have all the rights and obligations of the replaced CE Issuing Bank under this Agreement and (ii) references herein to the term "CE Issuing Bank" shall be deemed to refer to such successor or to any previous CE Issuing Banks, or to such successor, and all previous CE Issuing Banks, as the context shall require.

            SECTION 3.07 Special Liquidity Draw. If a replacement CE Issuing Bank has not been appointed within 60 days after the existing CE Issuing Bank becomes a Downgraded Issuing Bank, then and at any time thereafter until such a replacement has been appointed or such extension is effected, the Beneficiary shall have the right to immediately request a Liquidity Draw, in accordance with
Section 5.07 of the Collateral Agreement, in an amount equal to the aggregate undrawn amount of the CE Letter of Credit (such disbursement referred to as a "Special Liquidity Draw"). The Beneficiary shall, in accordance with Section
5.07 of the Collateral Agreement, deposit the amount of the Special

Liquidity Draw into the CE cash collateral account and shall use such funds in the same manner as the CE Letter of Credit would be used hereunder.

            SECTION 3.08 Conversion of CE Disbursements. Upon receipt from the Beneficiary of a Notice of Conversion substantially in the form of Exhibit F, the CE Issuing Bank shall, on such date, to the extent permitted by applicable law, decrease the amount of the outstanding Liquidity Disbursements and increase the amount of the outstanding Credit Disbursements of the CE Issuing Bank by the amount specified in such Notice of Conversion.

                                   ARTICLE IV.

                               General Provisions

            SECTION 4.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee which fee shall accrue at the Commitment Fee Rate on the average daily amount of the excess of (a) the sum of the Revolving Credit Commitment of such Lender over (b) the sum of the Revolving Credit Exposure of such Lender, during the period for which payment is made. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender with a Revolving Credit Commitment, a participation fee with respect to its participations in WC Letters of Credit and CE Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's WC LC Exposure and CE LC Exposure (excluding any portion thereof attributable to unreimbursed WC LC Disbursements and CE LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any WC LC Exposure or CE LC Exposure, as the case may be, and (ii) to the WC Issuing Bank and CE Issuing Bank a fronting fee, which shall accrue at the rate as separately agreed to on the average daily amount of the WC LC Exposure and the CE LC Exposure, respectively (excluding any portion thereof attributable to unreimbursed WC LC Disbursements and CE LC Disbursements, as the case may be) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any WC LC Exposure or CE LC Exposure, as the case may be, as well as the WC Issuing Bank's and the CE Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any WC Letter of Credit or CE Letter of Credit, as the case may be, or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and

December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the WC Issuing Bank or the CE Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the WC Issuing Bank or the CE Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders owed such fees. Fees paid shall not be refundable under any circumstances.

            SECTION 4.02 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Loans shall be payable upon termination of the Revolving Credit Commitments.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 4.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Majority Revolving Credit Lenders, Majority Tranche A Term Loan Lenders, Majority Tranche B Term Loan Lenders or Majority Tranche C Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate for their respective Eurodollar Loans for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the relevant Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

            SECTION 4.04 Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or an Issuing Bank; or

            (ii) impose on any Lender or an Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any WC Letter of Credit, CE Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or an Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or an Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or an Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in WC Letters of Credit or CE Letters of Credit held by, such Lender, or Letters of Credit issued by an Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Failure or delay on the part of any Lender or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 4.05 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section
3.08 or Section 4.08, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 4.06 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the foregoing, each Foreign Lender shall deliver to the Borrower on or prior to the Closing Date (in the case of any Foreign Lender listed on Schedule 2.01 or 2.04 at such time) or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Foreign Lender), and at such other times as may be necessary in the determination of the Borrower (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Foreign Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Foreign Lender is not subject to deduction or withholding of the United States federal income tax with respect to any payments to such Foreign Lender of principal, interest, fees or other amounts payable under any of the Credit Documents or (ii) if such Foreign Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a certificate of non-bank status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Foreign Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Foreign Lender of interest payable under any of the Credit Documents.

            SECTION 4.07 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.04, 4.05, 4.06 or 11.03, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to them as expressly provided herein and except that payments pursuant to Sections 4.04, 4.05, 4.06 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, while an Event of Default has occurred and is continuing, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such excess payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such

Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 3.04 or 4.07(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 4.08 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.04 or 4.06, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.06, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE V.

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

            SECTION 5.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 5.02 Authorization; Enforceability. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents and the other Transaction Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents and the other Transaction Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit on the terms and conditions of this Agreement. This Agreement has been duly executed and delivered by the Borrower, and each other Credit Document and other Transaction Document to which any Credit Party is a party will be duly executed and delivered on behalf of such Credit Party. This Agreement constitutes, and each other Credit Document and other Transaction Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 5.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries except (i) as described in Schedule 5.03 or (ii) for any such violation or default that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except pursuant to the Security Documents or as otherwise permitted by Section 8.03.

            SECTION 5.04 Financial Condition; No Material Adverse Change. (a) The audited consolidated Statement of Financial Position of the Borrower and its consolidated Subsidiaries as of December 31, 1997 and December 31, 1998 and the audited consolidated statements of operations, statements of shareholders' equity and statements of cash flows for the years ended December 31, 1997 and 1998, and the unaudited condensed consolidated statement of financial position of the Borrower and its Subsidiaries at March 31, 1999 and the related unaudited condensed consolidated statements of operations and cash flows for the three months ended March 31, 1998 and 1999 certified by a Responsible Officer, have heretofore been furnished to each Lender. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes in the case of the unaudited statements referred to above. During the period from December 31, 1998 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower and its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or that is not set forth on Schedule 5.04.

            (b) The pro forma combined balance sheet as of March 31, 1999 of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet") certified by a Financial Officer of the Borrower, copies of which have heretofore been furnished to each Lender, is the pro forma combined balance sheet of the Borrower and its Consolidated Subsidiaries adjusted to give effect (as if such events had occurred on March 31, 1998) to the Transactions and the financings contemplated thereby. The Pro Forma Balance Sheet was prepared in accordance with Article 11 (Pro Forma Financial Information) of Regulation S-X under the Securities Act.

            (c) Since December 31, 1998 there has been no material adverse change in the business, assets, property, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, from that reflected in the Pro Forma Balance Sheet. As of the Closing Date, after giving effect to the consummation of the Transactions, the Borrower is, and the Credit Parties taken as a whole are, Solvent.

            SECTION 5.05 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien, except for Liens permitted by
Section 8.03.

            (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 5.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority or Requirement of Law applicable to it or its property and all indentures, agreements, other instruments and other Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            SECTION 5.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 5.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $808,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $808,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 5.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            SECTION 5.12 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation U, Regulation T or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other similar form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

            SECTION 5.13 The Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, as to which perfection is effected by possession, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 5.13 in appropriate form are filed in the offices specified on Schedule 5.13, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock as to which perfection is effected by possession, Liens permitted by Section 8.03).

            (b) When executed and delivered, each Mortgage will be effective to create in favor of the Administrative Agent, a legal, valid and enforceable Lien on all right, title and interest of the Credit Party thereto, in the Material Real Property thereunder. When each Mortgage and the related fixture filings are duly recorded in the appropriate office or offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected Lien on and security interest in such Material Real Property (prior to all mortgages on the Material Real Property), subject only to the encumbrances and exceptions to title expressly set forth or referred to in such Mortgage, and to Liens permitted by Section 8.03(a).

            SECTION 5.14 Pledged Stock. On the Closing Date, the shares of Capital Stock listed on Schedule 2 to the Guarantee and Collateral Agreement will constitute all the issued and outstanding shares of Capital Stock (or, in the case of Capital Stock of a Foreign Subsidiary, 65% of the issued and outstanding shares of such Capital Stock) of the issuers thereof listed on said Schedule owned by the Credit Parties; all such shares have been duly and validly issued and are fully paid and nonassessable; the relevant Pledgor of said shares is the record and beneficial owner of said shares; and said shares are free of any Liens or options in favor of, or claims of, any other Person, except the Lien of the Guarantee and Collateral Agreement and Liens permitted under Section 8.03(a).

            SECTION 5.15 Real Estate Matters. The real property described on
Schedule 5.15 constitutes each of the real estate owned in fee by the Credit Parties on the Closing Date with each such parcel having a net book value of at least $1,000,000.

            SECTION 5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

            SECTION 5.17 Delivery of the Transaction Documents. The Administrative Agent has received for itself and for each Lender a complete photocopy of each of the Transaction Documents, other than the Credit Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

            SECTION 5.18 Representations and Warranties Contained in the other Transaction Documents. Each of the Transaction Documents, other than the Credit Documents, will have been duly executed and delivered by each of the Credit Parties which is a party thereto prior to the Closing Date and, to the knowledge of the Borrower, all other parties thereto, and will be in full force and effect on the Closing Date. As of the Closing Date, the representations and warranties of each Credit Party, and, to the knowledge of the Borrower, any of the other parties thereto contained in any of the Transaction Documents, other than the Credit Documents (after giving effect to any amendments, supplements, waivers or other modifications of any of the Transaction Documents, other than the Credit Documents, prior to the Closing Date in accordance with this Agreement when made or deemed made) are true and correct in all material respects, when made or deemed made, except as otherwise disclosed to the Administrative Agent in writing prior to the Closing Date.

            SECTION 5.19 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party (or any predecessor) is a party or by which the Borrower or any Subsidiary (or any predecessor) is bound.

            SECTION 5.20 Purpose of Loans. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes, including to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business, and to refinance the obligations of ARACS under the Existing Credit Agreement and, in an amount not to exceed $75,000,000, to the finance the Transactions. The proceeds of the Term Loans shall be used to finance the Transactions. The WC Letters of Credit (other than the North Carolina Franchise Letter of Credit) shall be available to support workers' compensation and other insurance and bonding requirements of the Credit Parties and for other general corporate purposes of the Credit Parties, in each case in the ordinary course of business, but shall not be used to provide credit enhancement for the Fleet Financing Program or to support obligations for borrowed money. The CE Letters of Credit will be available to fund Credit Draws and Liquidity Draws.

            SECTION 5.21 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of material computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by September 30, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 are not reasonably expected to result in a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, are reasonably expected to continue for the term of this Agreement to be sufficient for the conduct of their business as currently conducted.

                                   ARTICLE VI.

                                   Conditions

            SECTION 6.01 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

            (a) Credit Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Security Documents. The Administrative Agent shall have received the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Credit Party, with a copy for each applicable Lender.

            (c) The Transactions. The Transactions shall have been consummated pursuant to satisfactory documentation, and no provision of the Transaction Documents shall have been waived, amended, supplemented or otherwise modified without the consent of the Administrative Agent.

            (d) Fees. The Administrative Agent shall have received, for its own account and the account of the Lenders, all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (e) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or reasonably advisable in connection with the consummation of the Transactions, the financing contemplated hereby and the continuing operations of the Credit Parties shall have been obtained and be in full force and effect, and all applicable waiting periods under applicable law shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Transactions or the financing contemplated hereby.

            (f) Environmental Compliance. The Administrative Agent shall be reasonably satisfied with the Credit Parties internal compliance policies in respect of environmental laws and regulations.

            (g) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Credit Party in any of the jurisdictions set forth in Part I of Schedule 5.13, and the results of such search shall not reveal any liens other than liens permitted by Section 8.03 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

            (h) Legal Opinions. The Administrative Agent shall have received, with a photocopy for each Lender, the following executed legal opinions:

            (i) the executed legal opinion of counsel to the Borrower and the other Credit Parties, in form and substance, and from counsel, satisfactory to the Administrative Agent;

            (ii) the executed legal opinion of such counsel to the parties to the Transaction Documents as requested by, and in form and substance satisfactory to, the Administrative Agent; and

            (iii) the executed legal opinion of any special and local counsel as requested by, and in form and substance satisfactory to, the Administrative Agent.

            (i) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 in each jurisdiction set forth on Schedule 5.13, necessary or, in the reasonable opinion of the Administrative Agent, advisable to perfect the Liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Closing Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (j) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:

            (i) the certificates representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, as to which perfection is effected by possession, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

            (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.

The Credit Parties shall have taken such other action as is reasonably satisfactory to the Administrative Agent to perfect the security interests created by the Security Documents.

            (k) Borrowing Certificate. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit G with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

            (l) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Credit Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any notes and the other Credit Documents and the other Transaction Documents to which it is or will be a party as of the Closing Date, (ii) in the case of the Borrower, the Extensions of Credit to the Borrower and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it is or will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

            (m) Incumbency Certificates of the Credit Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of each Credit Party, dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Credit Party.

            (n) Governing Documents. The Administrative Agent shall have received, with a photocopy for each Lender, copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Credit Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Credit Party.

            (o) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.05 shall have been satisfied.

            (p) High Yield Offering. The Borrower shall have received at least $500,000,000 in gross proceeds from the issuance of the Subordinated Notes, on terms set forth in the Preliminary

Offering Circular, dated June 14, 1999 in respect thereof and otherwise satisfactory to the Administrative Agent.

            (q) Preferred Stock. The Preferred Stock shall have the terms set forth in the term sheet heretofore delivered to the Administrative Agent and otherwise shall be satisfactory in all respects to the Administrative Agent.

            (r) ABS Offering. The VMS Subsidiaries and related Securitization Entities shall have issued at least $3.4 billion of asset-backed obligations supported by their fleet vehicles and leases on terms satisfactory to the Administrative Agent and shall have repaid all of the existing fleet debt that is required to be repaid as a consequence of the Transactions.

            (s) Existing Credit Agreement. Subject to the provisions hereof in respect of Continuing Letters of Credit, all amounts owing under the Existing Credit Agreement shall have been repaid (or are concurrently repaid) and the commitments thereunder shall have been terminated and the related security interests shall have been released.

            (t) Liquidity Facility. The current expiration date of the commitments under the Liquidity Facility shall have been extended to a date that is at least 364 days from the effective date of such extension.

            (u) Financial Statements; Pro Forma Balance Sheet. The Lenders shall have received the financial statements referred to in Section 5.04.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 5:00 p.m., New York City time, on September 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 6.02 Each Extension of Credit. The obligation of each Lender to make a Loan, and of an Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each Credit Party in or pursuant to this Agreement or any other Credit Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

            (b) No Default. At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                  ARTICLE VII.

                              Affirmative Covenants

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 7.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit or other material qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter (and limited to the Borrower and its Subsidiaries that are not VMS Subsidiaries for the quarter ended June 30, 1999) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of notes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

            SECTION 7.02 Notices of Material Events. The Borrower as soon as possible after a Responsible Officer of a Credit Party knows or reasonably should know thereof, will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) any litigation or proceeding affecting a Credit Party in which the amount involved (not covered by insurance) is $1,000,000 or more or in which injunctive or similar relief is sought that could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any default under any of the Franchise Agreements or the Transaction Documents;

            (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

            (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 7.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries on the Closing Date, after giving effect to the Acquisition and taken as a whole, and do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.04.

            SECTION 7.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 7.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

            SECTION 7.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 7.07 Compliance with Laws Generally. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 7.08 Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) comply substantially with, and require substantial compliance by all tenants, subtenants and contractors with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by any Credit Party.

            (b) The Borrower will, and will cause each of its Subsidiaries to, conduct and complete or cause to be conducted and completed all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under applicable Environmental Laws; and promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, (i) except where non-compliance with any such order or directive could not reasonably be expected to have a Material Adverse Effect or (ii) other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest could not reasonably be expected to have a Material Adverse Effect.

            (c) The Borrower will, and will cause each of its Subsidiaries to, maintain, update as appropriate, and implement in all material respects an ongoing program to ensure that all their respective properties and operations are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect any of the Credit Parties, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping (the "Environmental Program").

            SECTION 7.09 Real Property Matters. (a) No later than 60 days following the Closing Date, the Borrower will, and will cause each of its applicable Subsidiaries to (i) provide to the Administrative Agent executed copies of each of the Mortgages, executed and delivered by a duly authorized officer of the Credit Party thereto, with respect to each Material Real Property and (ii) take all actions necessary or, in the opinion of the Administrative Agent, desirable to cause the Liens created by the Mortgages to be duly perfected in accordance with all applicable Requirements of Law.

            (b) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), the Borrower will, and will cause each of its applicable Subsidiaries to provide to the Administrative Agent, and the title insurance company issuing the policy referred to in Section 7.09(c) (the "Title Insurance Company"), maps or plats of an as-built survey of the sites of each of the Material Real Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

            (c) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), the Borrower will, and will cause each of its applicable Subsidiaries, to provide to the Administrative Agent in respect of each of the Material Real Properties a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated a date reasonably satisfactory to the Administrative Agent, or such other date as agreed to by the Administrative Agent. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) insure that the Mortgage insured thereby creates a valid first Lien on the Material Real Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by Section 8.03 and such as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of an ALTA Loan Policy;
(v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request; (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as reinsurers, at the option of the Administrative Agent) and (vii) be issued at ordinary rates (other than with respect to affirmative insurance). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this Section and a copy, certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage (including documents relating to insurance coverage with respect to such property) as shall have been reasonably requested by the Administrative Agent.

            (d) At or prior to the time the Mortgages are delivered to the Administrative Agent pursuant to Section 7.09(a), with respect to any of the Material Real Properties which is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards, the Administrative Agent shall have received acknowledgment from the relevant Credit Party as required pursuant to Section 208.8(e)(3) of Regulation H of the Board.

            SECTION 7.10 After-Acquired Property and Fixtures. The Borrower will, and will cause each of its Subsidiaries to:

            (a) With respect to any assets (or any interest therein) acquired after the Closing Date by any Credit Party that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (including, without limitation any assets described in paragraph (b)), promptly (and in any event within 120 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements and the recording of Mortgages in such jurisdictions as may be requested by the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent surveys, title insurance and flood insurance as required by Sections 7.09(b), 7.09(c) or 7.09(d).

            (b) With respect to any Person (other than an Excluded Subsidiary) that, subsequent to the Closing Date, becomes a Domestic Subsidiary of a Credit Party, promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is, directly or indirectly, owned by the Borrower, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the appropriate Credit Party, (iii) cause such new

Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and any other Security Documents, as the Administrative Agent determines in its reasonable judgment, or to a new guarantee and security agreement, in each case pursuant to an annex to the Guarantee and Collateral Agreement or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or such other security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any Person that, subsequent to the Closing Date, becomes a first tier Foreign Subsidiary of a Credit Party, promptly: (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, and the other Security Documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the applicable Credit Party, and take or cause to be taken all such other actions under the laws of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            SECTION 7.11 Foreign Subsidiaries. No later than 90 days following the Closing Date, the Borrower will, and will cause each of its Subsidiaries to, upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and obtain or execute or cause to be executed any and all documents (including, without limitation, legal opinions from foreign counsel within the relevant jurisdiction) which are necessary or advisable to perfect the priority of the pledge in favor of the Administrative Agent of the Capital Stock of any Foreign Subsidiary under the Guarantee and Collateral Agreement.

            SECTION 7.12 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                                  ARTICLE VIII.

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 8.01 Financial Condition Covenants. The Borrower will not,

            (a) Maintenance of Leverage Ratio. Permit, as at the end of any fiscal quarter of the Borrower ending during the periods set forth below, the Leverage Ratio of the Borrower to be greater than the ratio set forth opposite such period below:

            Quarters ending                Ratio
            ---------------                -----

            9/30/99 through 12/31/99       5.75 to 1.0
            3/31/00 through 9/30/00        5.50 to 1.0
            12/31/00 through 9/30/01       5.00 to 1.0
            12/31/01 through 9/30/02       4.50 to 1.0
            12/31/02 through 9/30/03       4.00 to 1.0
            12/31/03 through 9/30/04       3.50 to 1.0
            12/31/04 and thereafter        3.00 to 1.0

            (b) Maintenance of Interest Coverage Ratio. Permit, as at the end of any fiscal quarter of the Borrower ending during the periods set forth below, the Interest Coverage Ratio of the Borrower to be less than the ratio set forth opposite such period below:

            Quarters ending                Ratio
            ---------------                -----

            9/30/99 through 9/30/00        2.00 to 1.00
            12/31/00 through 9/30/01       2.25 to 1.00
            12/31/01 through 9/30/02       2.50 to 1.00
            12/31/02 through 9/30/03       2.75 to 1.00
            12/31/03 through 9/30/04       3.00 to 1.00
            12/31/04 and thereafter        3.25 to 1.00

            (c) Maintenance of Adjusted EBITDA Coverage Ratio. Permit the ratio of (i) Adjusted EBITDA to (ii) the sum of (a) Consolidated Interest Expense of the Borrower, (b) Consolidated income tax expense of the Borrower, (c) Consolidated Capital Expenditures and (d) dividends declared and payable in cash on the Capital Stock of the Borrower or the Preferred Stock, in each case for any period of four consecutive fiscal quarters ending during the periods set forth below to be less than the ratio set forth opposite such period below:

            Quarters ending                Ratio
            ---------------                -----

            12/31/99 through 9/30/00       1.10 to 1.00
            12/31/00 through 9/30/01       1.15 to 1.00
            12/31/01 through 9/30/03       1.20 to 1.00
            12/31/03 and thereafter        1.25 to 1.00

The amounts for the periods ending December 31, 1999 and March 31, 2000 shall be calculated on a pro forma basis as if the Transactions had occurred on January 1, 1999.

            SECTION 8.02 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder and under the High Yield Offering Documents;

            (b) Indebtedness existing on the date hereof and set forth in
Schedule 8.02 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (c) Indebtedness of (i) any Credit Party to any other Credit Party or (ii) any Foreign Subsidiary to any Credit Party in an aggregate amount at any time outstanding not to exceed (a) the amount outstanding on the date hereof and set forth in Schedule 8.02 plus (b) an additional aggregate principal amount of Indebtedness for all Foreign Subsidiaries of $300,000,000; provided that such Indebtedness is pari passu with all other unsecured debt for borrowed money and that such Indebtedness is evidenced by a promissory note that is pledged under the Guarantee and Collateral Agreement;

            (d) Guarantee Obligations by any Credit Party of Indebtedness of any other Credit Party otherwise permitted hereunder;

            (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

provided that (i) such Indebtedness is incurred prior to or within 150 days after such acquisition or the completion of such construction or improvement and
(ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;

            (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $10,000,000 at any time outstanding;

            (g) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Borrower or any Subsidiary under Permitted Hedging Arrangements;

            (h) Indebtedness of Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $125,000,000;

            (i) Guarantee Obligations by the Borrower of Indebtedness of any Foreign Subsidiary permitted by clause (h) above;

            (j) (x) Permitted Vehicle Indebtedness provided that the aggregate outstanding Permitted Vehicle Indebtedness held by Persons other than the Borrower and its Subsidiaries as of the last day of any calendar month shall not exceed the net book value of the Permitted Vehicle Collateral securing same on such date and (y) Customer Lease Financing Loans;

            (k) Guaranteed Obligations represented by guarantees issued to airports and airport and other governmental authorities for the construction of airport rental or related facilities to be used by the Borrower or any Subsidiary in the ordinary course of business that do not exceed for the Borrower and all Subsidiaries in the aggregate $50,000,000 at any time outstanding;

            (l) Indebtedness incurred by WEX Financial to fund WEX Financial's credit card payables in the ordinary course of business, in an aggregate principal amount not to exceed $100,000,000; provided that the total capital ratio determined in accordance with regulations promulgated by the Board (the "Total Capital Ratio") of WEX Financial on the date of any such incurrence shall equal or exceed the Total Capital Ratio of WEX Financial on June 30, 1999 determined on the equivalent basis;

            (m) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

            (n) Indebtedness of the Borrower or any Subsidiary assumed in connection with a franchise acquisition permitted by Section 8.08(k), which Indebtedness (i) finances the acquiree's fleet of vehicles and (ii) is not greater than the net book value of such vehicles;

            (o) Indebtedness incurred in connection with the acquisition of vehicles directly from a manufacturer pursuant to such manufacturer's repurchase program, provided that (i) such Indebtedness is not greater than the net book value of such vehicles and (ii) such vehicles could not be financed under the Fleet Financing Program; and

            (p) unsecured purchase money Indebtedness of the Borrower or any Subsidiary incurred as part of the purchase of a franchisee provided that such Indebtedness in the aggregate shall not exceed $5,000,000 at any time outstanding.

            SECTION 8.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) Liens created pursuant to the Security Documents or otherwise securing Indebtedness created hereunder;

            (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof, securing Indebtedness permitted pursuant to Section 8.02(b) and set forth in Schedule 8.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure Indebtedness permitted by Section 8.02(f) and extensions, renewals and replacements thereof that are so permitted;

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 8.02(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

            (f) Liens securing Designated Financing Debt;

            (g) Liens on vehicles owned by the Borrower or any Subsidiary securing Indebtedness permitted by Section 8.02(n); and

            (h) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary (i) permitted by Section 8.02(c) or (ii) permitted by Section 8.02(h) (to the extent not guaranteed by a Credit Party) in an aggregate amount at any time not to exceed $20,000,000.

            SECTION 8.04 Limitation on Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any Credit Party may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more other Credit Parties (provided that a Credit Party which is directly, or indirectly, Wholly-Owned shall be the continuing or surviving entity);

            (b) any Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Credit Party; and

            (c) as expressly permitted by Sections 8.05 and 8.08.

            SECTION 8.05 Limitation on Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than the Borrower or another Credit Party, except:

            (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) the sale or other Disposition of any property in the ordinary course of business;

            (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

            (d) as permitted by Section 8.04(b); and

            (e) the sale or other disposition of Permitted Vehicle Collateral in connection with Designated Financing Debt.

            SECTION 8.06 Limitation on Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except that (a) the Borrower may declare and pay cash dividends in respect of its Capital Stock in respect of any fiscal year commencing with the fiscal year ended December 31, 1998, if and to the extent that (i) the Leverage Ratio as of the last day of such fiscal year was less than 3.50 to 1.00, (ii) the amount of any such dividend does not exceed 50% of Excess Cash Flow for such fiscal year and (iii) after giving effect thereto no Default has occurred and is continuing and (b) the Borrower may repurchase its outstanding common stock up to an aggregate amount that, when added to the aggregate amount of Subordinated Notes repurchased or redeemed pursuant to clause (i) of Section 8.10, does not exceed $50,000,000; provided that after giving effect to each such repurchase (i) no Default has occurred and is continuing and (ii) not more than 25 percent of the book value of the assets of the Borrower and its Subsidiaries on a consolidated basis is represented by margin stock (as defined in Regulation U of the Board).

            SECTION 8.07 Limitation on Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with the Fleet Financing Program) in any fiscal year in an amount that exceeds $75,000,000.

            SECTION 8.08 Limitation on Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an "Investment"), any Person, except:

            (a) Permitted Investments;

            (b) Investments existing on the Closing Date and described in
Schedule 8.08(b), setting forth the respective amounts of such Investments as of a recent date;

            (c) loans and advances to officers, directors or employees in the ordinary course of business for travel and entertainment expenses;

            (d) Investments (i) by Credit Parties in other Credit Parties and
(ii) by Foreign Subsidiaries in other Foreign Subsidiaries;

            (e) the intercompany Indebtedness permitted by Section 8.02(c);

            (f) Investments in nominal amounts by Acquiror Sub in Specified Financing Subsidiaries;

            (g) Investments by the Borrower or any Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case, in connection with a Qualified Securitization Transaction; provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Permitted Vehicle Collateral generated by the Borrower or a Subsidiary and transferred to any Person in connection with a Qualified Securitization Transaction;

            (h) Investments of the Credit Parties under Permitted Hedging Arrangements;

            (i) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

            (j) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by a Credit Party;

            (k) Investments by the Borrower for acquisitions in connection with its Line of Business in an amount not to exceed (excluding the value of any Capital Stock of the Borrower issued in connection with such Investment) $100,000,000; provided that after giving effect to any such acquisition (i) no Default would occur and be continuing, (ii) EBITDA for the twelve months preceding the effective date of such acquisition (on a pro forma basis taking into account the effects of the proposed acquisition) would be greater than zero, (iii) the Borrower would be in pro forma compliance with the financial covenants set forth in Section 8.01 for the four quarters preceding the effective date of the acquisition and (iv) the amount of Indebtedness assumed in such acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such acquisitions and any acquisitions permitted by clause (l) below would not exceed $10,000,000;

            (l) Investments by the Borrower not otherwise permitted by clause
(k) above, for the purpose of acquiring additional franchises, paid for solely in common stock of the Borrower; provided, that after giving effect to any such acquisition (i) no Default would occur and be continuing, (ii) EBITDA for the twelve months preceding the effective date of such acquisition (on a pro forma basis taking into account the effects of the proposed acquisition) would be greater than zero,
(iii) the Borrower would be in pro forma compliance with the financial covenants set forth in Section 8.01 for the four quarters preceding the effective date of the acquisition and (iv) the amount of Indebtedness assumed in such acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such acquisitions (including any such acquisition permitted pursuant to Section 8.08(k)) would not exceed $10,000,000; and

            (m) Investments by the Borrower constituting repurchases of shares of its common stock permitted by Section 8.06.

            SECTION 8.09 Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party (any of such arrangements, a "Sale and Leaseback Transaction") other than in connection with the issuance of Permitted Vehicle Indebtedness.

            SECTION 8.10 Limitation on Payments and Modifications of Debt Instruments and Other Documents. The Borrower will not, and will not permit any Subsidiary to, (i) make any optional payment or prepayment on or repurchase or redemption of any part of the Subordinated Notes, or any interest therein, or make any payment in respect of the Subordinated Notes not permitted to be made by the subordination provisions thereof, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof; provided that, so long as no Default has occurred and is continuing, the Borrower may repurchase or redeem the Subordinated Notes up to an aggregate amount that, when added to the aggregate amount of common stock of the Borrower repurchased pursuant to clause (b) of Section 8.06, does not exceed $50,000,000 or (ii) make any optional payment or prepayment on or optional repurchase or redemption of any part thereof of any other Indebtedness (other than the Loans or Designated Financing Debt) or any portion of the deferred royalty fee under the Master License Agreement, or any interest thereon, including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof or (iii) amend, modify or change, or consent or agree to any amendment, modification or change to any terms relating to (a) the Subordinated Notes or (b) the payment or prepayment of any such other Indebtedness (other than Designated Financing Debt) or deferred amounts or interest thereon (other than any such amendment, modification or change that would extend the maturity or reduce the amount of any such Indebtedness, deferred amounts or interest thereon) or (iv) designate any Indebtedness (other than obligations of the Credit Parties pursuant to the Credit Documents) as "Designated Senior Indebtedness" for the purposes of the Subordinated Note Indenture.

            SECTION 8.11 Limitation on Changes to Franchise Agreements or Transaction Documents. The Borrower will not, and will not permit any Subsidiary to, amend, supplement, waive or otherwise modify any of the provisions of the Franchise Agreements, the High Yield Offering Documents or any instrument or agreement executed and delivered in connection with the Acquisition and the Merger.

            SECTION 8.12 Limitation on Changes in Fiscal Year. The Borrower will not permit its fiscal year to end on a day other than December 31.

            SECTION 8.13 Limitation on Lines of Business. The Borrower will not, and will not permit any Subsidiary to, enter into any business, either directly or through any Subsidiary or joint venture, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries, giving effect to the Acquisition (including to the acquisition of WEX Financial as if consummated), are engaged on the Closing Date or which are directly related thereto (the "Line of Business").

            SECTION 8.14 Limitations on Currency and Commodity Hedging Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business (including in connection with the incurrence of Permitted Vehicle Indebtedness) with reputable financial institutions and not for purposes of speculation (any such agreement or arrangement permitted by this Section, a "Permitted Hedging Arrangement").

            SECTION 8.15 Restrictive Agreements. The Borrower will not, and will not permit any of its Domestic Subsidiaries (other than an Excluded Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.15 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 8.16 Limitation on Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (other than the Cendant Agreements), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than a Subsidiary) unless such transaction is
(a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

            SECTION 8.17 Limitation on Activities of Certain Subsidiaries. The Borrower will not permit, and will cause each Subsidiary not to permit, each direct or indirect Domestic Subsidiary which is not a Guarantor Subsidiary (other than an Excluded Subsidiary) to acquire any additional assets or to conduct any additional business, either directly or indirectly, unless prior to owning such assets or conducting such business such Domestic Subsidiary executes and delivers to the Administrative Agent those documents set forth in Section 7.10(b).

                                   ARTICLE IX.

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with the Credit Documents or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03 (with respect to the Borrower's existence) or 7.09 or in Article VIII;

            (e) the Borrower or any other Credit Party, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the Security Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including but not limited to Designated Financing Debt or in connection with the Transactions), when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness (including but not limited to Designated Financing Debt or in connection with the Transactions) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or a group of Subsidiaries that taken together (as of the latest audited consolidated financial statements of the Borrower) would constitute a Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Significant Subsidiary or group of Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any Significant Subsidiary or a group of Subsidiaries that taken together (as of the latest audited consolidated financial statements of the Borrower) would constitute a Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Significant Subsidiary or group of Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any Significant Subsidiary or group of Subsidiaries that taken together (as of the latest audited consolidated financial statements of the Borrower) would constitute a Significant Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $2,000,000 in any year or (ii) $5,000,000 for all periods;

            (m) (i) any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Credit Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days;

            (n) any guarantee by a Guarantor under the Guarantee and Collateral Agreement shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing;

            (o) any event or condition occurs that enables or permits any party to any of the Franchise Agreements (other than the Borrower or any Subsidiary), with or without the giving of notice, the lapse of time or both, to terminate such Franchise Agreement;

            (p) a Change in Control shall occur; or

            (q) the Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantor Subsidiaries under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Note Indenture, or any Credit Party shall so assert;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative

Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by, and under the exclusive dominion and control of, the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the applicable Issuing Bank and the applicable L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letter of Credit under this Agreement and the other Credit Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Banks and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any notes. When there is no CE LC Exposure and/or WC LC Exposure remaining and all obligations of the Borrower hereunder and under any notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                                   ARTICLE X.

                            The Administrative Agent

            Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and any financial institution which appears with the title "Managing Agent" shall, in its capacity as such, have no duties or liabilities hereunder. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, any other Credit Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm the receipt and satisfaction of those items expressly required to be delivered to the Administrative Agent on terms satisfactory to it.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

            In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral (as defined in the Guarantee and Collateral Agreement) permitted under Section 8.05, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrower and at the sole expense of the Borrower, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrower to effect the transactions permitted under Section 8.05.

                                   ARTICLE XI.

                                  Miscellaneous

            SECTION 11.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it at Old Country Road, Garden City, New York 11530, Attention of Treasurer, with a copy to the General Counsel, (Telecopy No. 516-222- 3751);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. 212-552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Stewart Wallace (Telecopy No. 212-270-0002);

            (c) if to the WC Issuing Bank, to it at PNC Bank, National Association, 345 Park Avenue, New York, New York 10017, Attention of Donald Davis (Telecopy No. 212-409-3737);

            (d) if to the CE Issuing Bank, to it at Bayerische Hypo- und Vereinsbank AG, 150 E. 42nd Street, 31st Floor, New York, New York 10017, Attention of Marianne Weinzinger (Telecopy No. 212-672-5530); and

            (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 11.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or an Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders (or in the case of the Revolving Credit Provisions, the Majority Revolving Credit Lenders) or by the Borrower and the Administrative Agent with the consent of the Majority Lenders (or in the case of the Revolving Credit Provisions, the Majority Revolving Credit Lenders); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.07(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release, or subordinate the interest of the Administrative Agent in, all or substantially all of the collateral for the obligations hereunder or release all or substantially all of the Guarantors from their guarantees hereof without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

            SECTION 11.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, an Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, an Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

            (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are deter mined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or to an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, or such Issuing Bank, as the case may be, such Lender's Voting Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

            SECTION 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this

Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of any of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its CE LC Exposure and/or WC LC Exposure, the relevant Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of a particular Commitment of an assigning Lender, the amount of a particular Commitment of an assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article IX has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.04, 4.05, 4.06 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 11.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.04, 4.05 and 4.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

            (f) A Participant shall not be entitled to receive any greater payment under Section 4.04 or 4.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.06(e) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            SECTION 11.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.04, 4.05, 4.06 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 11.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or rating agency, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       AVIS RENT A CAR, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent,


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       COMMERCIAL LOAN FUNDING
                                       TRUST I
                                       By: Lehman Commercial Paper Inc.,
                                       not in  its individual capacity, but
                                       solely as Administrative Agent


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       SYNDICATED LOAN FUNDING TRUST
                                       By: Lehman Commercial Paper Inc.,
                                       not in its individual capacity, but
                                       solely as Asset Manager


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       TYLER TRADING, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       INDUSTRIAL BANK OF JAPAN,
                                       LIMITED


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BAYERISCHE HYPO- UND
                                       VEREINSBANK AG, NEW YORK
                                       BRANCH


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       FIRST UNION NATIONAL BANK


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE SUMITOMO BANK, LIMITED


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       CIBC INC.

                                       By: CIBC World Markets Corp., as Agent


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DAI ICHI KANGYO BANK LTD.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       CREDIT LYONNAIS NEW YORK
                                       BRANCH


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DRESDNER BANK AG, NEW YORK
                                       AND GRAND CAYMAN BRANCHES


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       FLEET BANK, N.A.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       PARIBAS


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE BANK OF NEW YORK


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE FUJI BANK, LIMITED
                                       NEW YORK BRANCH


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BHF (USA) CAPITAL CORPORATION


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BANQUE NATIONALE DE PARIS


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE MITSUBISHI TRUST & BANKING
                                       CORPORATION


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BANK OF HAWAII


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE CIT GROUP/EQUIPMENT
                                       FINANCING, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE PROVIDENT BANK OF
                                       MARYLAND


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       NATIONAL CITY BANK


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       WESTPAC BANKING CORPORATION


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       VAN KAMPEN AMERICA CAPITAL
                                       PRIME RATE INCOME TRUST


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       SENIOR FLOATING RATE FUND


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DEBT STRATEGIES FUND III, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       DEBT STATEGIES FUND II, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       MERRILL LYNCH SENIOR FLOATING
                                       RATE FUND II, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       MERRILL LYNCH SENIOR FLOATING
                                       RATE FUND, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       EATON VANCE SENIOR INCOME
                                       TRUST

                                       By: EATON VANCE MANAGEMENT
                                       AS INVESTMENT ADVISOR


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       SENIOR DEBT PORTFOLIO

                                       By: Boston Management and Research
                                       as Investment Advisor


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       MORGAN STANLEY SENIOR FUNDING


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       OSPREY INVESTMENTS PORTFOLIO
                                       By: Citibank, N.A., as Manager


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       PILGRIM PRIME RATE TRUST
                                       By: Pilgrim Investments, Inc.
                                       as its investment manager


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       METROPOLITAN LIFE INSURANCE
                                       COMPANY


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       FLOATING RATE PORTFOLIO
                                       By: INVESCO Senior Secured Management,
                                       Inc. as attorney in fact


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BAIN CAPITAL INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       STANFIELD CAPITAL


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ING HIGH INCOME PRINCIPAL
                                       PRESERVATION FUND HOLDINGS,
                                       LDC

                                       By: ING Capital Advisors LLC,
                                       as Investor


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ARCHIMEDES FUNDING II, LTD.

                                       By: ING Capital Advisors LLC,
                                       as Collateral Manager


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KZH ING-2 LLC


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       HIGHLAND CAPITAL MANAGEMENT


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KZH WATERSIDE LLC


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KZH SOLEIL-2 LLC


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KZH CYPRESSTREE-1 LLC


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KZH RIVERSIDE LLC


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       OLYMPIC FUNDING TRUST


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       KEMPER FLOATING RATE FUND


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       STEIN ROE FLOATING RATE LIMITED
                                       LIABILITY COMPANY


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       STEIN ROE & FARNHAM
                                       INCORPORATED, as agent for Keyport
                                       Life Insurance Company


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       ALLIANCE CAPITAL MANAGEMENT


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       FRANKLIN ADVISORS INC.
                                       FLOATING RATE MANAGEMENT


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BALANCED HIGH YIELD FUND 1 LTD.
                                       By: BHF (USA) CAPITAL
                                       CORPORATION,
                                       acting as Attorney-in-Fact


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BALANCED HIGH YIELD FUND 2
                                       By: BHF (USA) CAPITAL
                                       CORPORATION,
                                       acting as Attorney-in-Fact


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       TORONTO DOMINION (NEW YORK, INC.)


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       FRANKLIN FLOATING RATE TRUST


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       BANKBOSTON, N.A. as Trust
                                       Administrator for LONGLANE MASTER
                                       TRUST IV


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE PROVIDENT BANK


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       GALAXY CLO 1999-1
                                       By: SAI INVESTMENT ADVISER, INC.
                                       its Collateral Manager


                                       By: _____________________________________
                                           Name:
                                           Title: